THELEN REID & PRIEST LLP
                                 40 West 57th Street
                                 New York, NY  10019



                                                     March 30, 1999



             ICG Communications, Inc.
             161 Inverness Drive West
             Englewood, Colorado 80112

                  Re:  ICG Communications, Inc.;
                       Registration Statement on Form S-3
                       ----------------------------------

             Ladies and Gentlemen:

                       We have acted as counsel to ICG Communications,
             Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by the holders named therein (the "Selling Stockholders") of up to an aggregate of 145,997 shares of common stock, $.01 par value per share, of the Registrant (the "Shares").

                       In connection therewith, we have examined the
             Certificate of Incorporation and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant and the Registration Statement. We also have made such inquiries and have examined originals or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                       Based upon the foregoing, we are of the opinion
             that the Shares are duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Registrant.


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             ICG Communications, Inc.
             Page -2-
             March 30, 1999


                       We hereby consent to the filing of this opinion
             as Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ Thelen Reid & Priest LLP

                                           THELEN REID & PRIEST LLP